Exhibit 10.1
DEBT EXCHANGE AGREEMENT

This Debt Exchange Agreement (this “Agreement”), dated as of April 27, 2026 (the “Closing Date”) is entered into by and among P3 Health Group, LLC, a Delaware limited liability company (“P3HG”), P3 Health Partners Inc., a Delaware corporation (“Holdings”), and VBC Growth SPV, LLC, VBC Growth SPV 2, LLC, VBC Growth SPV 3, VBC Growth SPV 4, and VBC Growth SPV 5, each of which is a Delaware limited liability company (each a “Holder” and collectively the “Holders”). The parties to this Agreement may be referred to individually as a “Party” and collectively as the “Parties.”

RECITALS:

WHEREAS, P3HG, a subsidiary of Holdings, issued a series of promissory notes to the Holders (collectively, the “Outstanding Notes”), with the following principal amounts owed by P3HG to each Holder, plus accrued interest (including interest paid-in-kind) as of the date hereof (collectively, the “Debt”);

1.Principal amount of $38,057,132.89, with accrued interest (including interest paid-in-kind) and back-end fee of $11,727,119.41 owed to VBC Growth SPV, LLC;
2.Principal amount of $25,375,000.00, with accrued interest (including interest paid-in-kind) and back-end fee of $14,175,272.32 owed to VBC Growth SPV 2, LLC;
3.Principal amount of $25,375,000.00, with accrued interest (including interest paid-in-kind) and back-end fee of $10,365,845.16 owed to VBC Growth SPV 3, LLC;
4.Principal amount of $30,450,000.00, with accrued interest (including interest paid-in-kind) and back-end fee of $10,889,389.87 owed to VBC Growth SPV 4, LLC; and
5.Principal amount of $71,050,000.00, with accrued interest (including interest paid-in-kind) and back-end fee of $15,015,207.39 owed to VBC Growth SPV 5, LLC.

WHEREAS, the Debt has not been fully paid by P3HG; and

WHEREAS, in consideration of the agreement of the Parties to exchange the balance of the Debt for equity securities issued by Holdings, and of the Holders’ agreement to waive collections and release P3HG and Holdings from all financial and other obligations relating to the Outstanding Notes, the parties desire that the Debt be replaced by, and exchanged for, preferred stock issued by Holdings as set forth in this Agreement.

NOW THEREFORE, in consideration of the releases and agreements made herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by each Party, it is hereby agreed as follows:

AGREEMENT:

1. Exchange of Debt. Subject to the terms and conditions set forth herein, the Debt settled hereunder will terminate and be exchanged for, and replaced by, the following number and series of shares of preferred stock issued by Holdings (collectively, the “Shares” or the “Preferred Stock”):

1.$49,784,252.30 owed to VBC Growth SPV, LLC to be exchanged for 497,843 shares of Series A 13.5% Cumulative Preferred Stock;
2.$39,550,272.32 owed to VBC Growth SPV 2, LLC to be exchanged for 395,503 shares of Series B 17.5% Cumulative Preferred Stock;
3.$35,740,845.16 owed to VBC Growth SPV 3, LLC to be exchanged for 357,409 shares of Series C 19.5% Cumulative Preferred Stock;
4.$41,339,389.87 owed to VBC Growth SPV 4, LLC to be exchanged for 413,394 shares of Series C 19.5% Cumulative Preferred Stock; and
5.$86,065,207.39 owed to VBC Growth SPV 5, LLC to be exchanged for 860,653 shares of Series C 19.5% Cumulative Preferred Stock.

2. Manner of Issuance/Termination of Debt. On the Closing Date, the Debt will be deemed paid in full and the accrued interest (including interest paid-in-kind) will be deemed satisfied, with no further obligations of P3HG or Holdings under the Outstanding Notes or any agreements related thereto (collectively, the “Debt Agreements”), and all rights of the Holders under the Debt Agreements will cease (including any rights to back-end fee payments) and Holdings shall direct the proceeds from the repayment of the Debt toward the simultaneous purchase and issuance of the Preferred Stock by the respective Holders and will file with the Delaware Secretary of State a certificate of designation governing the applicable series of Preferred Stock, and issue and deliver to each Holder, or to such other party as directed by such Holder, a certificate, transfer agent record, or other document evidencing the Preferred Stock issued upon termination of the Outstanding Notes as set forth above, and upon receipt of such certificate, record, or other document evidencing the Preferred Stock, the respective Holders will be deemed to be holders of record of the Preferred Stock, which was exchanged for, and replaced, the Debt. Each Holder’s execution of this Agreement will serve as its acknowledgement of satisfaction of all obligations under the Debt Agreements and full discharge of Debt applicable to such Holder. For the avoidance of doubt, no cash shall be physically exchanged; rather, the repayment of the Debt and the subscription for the Preferred Stock shall be effected on the records of Holdings and by the issuance and delivery of a certificate, transfer agent record, or other document as set forth above.

3. Representations of each Holder. Each Holder represents and warrants to P3HG and Holdings that:

(a) The Holder has, and at the time immediately prior to the Closing Date, will have, good and valid title to the Debt, free and clear of all liens, security interests, encumbrances, equities, and claims, with no defects of title whatsoever.

(b) The Holder is not a party to or bound by any agreement, or any judgment, decree, or ruling of any governmental authority, affecting or relating to the Holder’s right to replace and exchange the Debt.

(c) The Holder acknowledges that the Shares will initially be “restricted securities” (as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended) (“Rule 144”) and that the certificates evidencing the Shares will include a legend substantially as follows:

THE SHARES (OR OTHER SECURITIES) REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

(d) The Holder further acknowledges that the Shares cannot be sold unless registered with the United States Securities and Exchange Commission (“SEC”) and qualified by appropriate state securities regulators, or unless the Holder obtains written consent from Holdings and otherwise complies with an exemption from such registration and qualification (including, without limitation, compliance with Rule 144).

(e) The Holder has adequate means of providing for current needs and contingencies, has no need for liquidity in the investment, and is able to bear the economic risk of an investment in the Shares. The Holder represents that it is able to bear the economic risk of the investment and at the present time can afford a complete loss of such investment. The Holder has had a full opportunity to inspect the books and records of Holdings, including all reports filed by Holdings with the SEC, and to make any and all inquiries of Holdings’ officers and directors regarding Holdings and its business as the Holder has deemed appropriate.

(f) The Holder is an “Accredited Investor” and a “sophisticated investor” as defined in Regulation D of the Securities Act of 1933 (the “Act”) and has sufficient knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risks of an investment in the Shares and of making an informed investment decision with respect to, and has the capacity to protect the Holder’s own interests in connection with, the proposed investment in the Shares.

(g) The Holder is acquiring the Shares solely for the Holder’s own account as principal, for investment purposes only, and not with a view to the resale or distribution thereof, in whole or in part, and no other person or entity has a direct or indirect beneficial interest in such Shares.

(h) The Holder will not sell or otherwise transfer the Shares without registration under the Act or an exemption therefrom and fully understands and agrees that the Holder must bear the economic risk of the Holder’s purchase for an indefinite period of time because, among other reasons, the Shares have not been registered under the Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned, or otherwise disposed of unless they are subsequently registered under the Act and under the applicable securities laws of applicable states or unless an exemption from such registration is available.

4. Release by each Holder. Except with respect to the obligations created by or arising out of this Agreement, each Holder, for themselves and their respective officers, directors, employees, accountants, experts, investors, stockholders, affiliates, administrators, attorneys, divisions, subsidiaries, predecessor and successor corporations, hereby fully and forever releases and absolutely discharges P3HG and Holdings, their officers, directors, employees, investors, stockholders, affiliates, administrators, attorneys, divisions, subsidiaries, predecessors and successors, and assigns from, and agrees not to sue concerning, any claim, demand, duty, debt, liability, account, reckoning, obligation, cost, expense, lien, attorneys’ fee, action, cause of action, or rights such Holder has or may have against such persons as of the date of this Agreement relating to the Debt or the Debt Agreements.

5. Covenants. Holdings covenants and agrees with the Holders that, for so long as Holder continues to hold any Shares issued hereunder:

(a) Holdings will deliver to each Holder each of the items as required under Section 8.01 of that certain Term Loan Agreement dated as of November 19, 2020 by and among P3HG, as borrower, the subsidiary guarantors from time to time party thereto, CRG Servicing LLC, as administrative agent and collateral agent, and the lenders from time to time party thereto (as amended, restated, supplemented, extended, or otherwise modified from time to time), or a substantially similar replacement facility (the “Senior Loan Agreement”).

(b) To the extent Holdings performs a monthly operating review, Holdings will deliver to each Holder, promptly following the completion thereof, a reasonably detailed report of the results thereof.

(c) Holdings will deliver to each Holder, on a bi-weekly basis, cash forecasts for the succeeding two-month period in the form currently being provided by Holdings to each Holder (the “Forecast”).

(d) Holdings will deliver to each Holder any notices as required under Section 8.02 of the Senior Loan Agreement.

(e) Holdings will, and will cause each of its subsidiaries to, permit any representatives designated by the Holders, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, to inspect its facilities and to discuss its affairs, finances and condition with its officers and, in the presence of an officer of Holdings, its independent accountants, all at such reasonable times and intervals (but not more often than once per calendar quarter in the aggregate) as the Holder may request.

(f) Holdings will not, and will not permit any of its subsidiaries to, create, incur, assume or permit to exist any Indebtedness (as defined in the Senior Loan Agreement), in any form, whether directly or indirectly, except (i) the obligations under the Senior Loan Agreement, (ii) the obligations under the Debt Agreements, (iii) Indebtedness outstanding on the date of this Note (and any refinancing thereof in a manner that does not increase the principal amount thereof), and (iv) any other Indebtedness permitted by the Senior Loan Agreement.

(g) Holdings will not, and will not permit any of its subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except for (i) Liens granted in connection with the Senior Loan Agreement, (ii) Liens outstanding on the date of this Note (and any refinancing thereof in a manner that does not increase the obligations secured thereby), and (iii) any other Lien permitted by the Senior Loan Agreement. For purposes of this Agreement, “Lien” means any mortgage, lien, pledge, charge or other security interest, or any lease, title retention agreement, mortgage, restriction, easement, right-of-way, option or adverse claim (of ownership or possession) or other encumbrance of any kind or character whatsoever or any preferential arrangement that has the practical effect of creating a security interest.

(h) Holdings will not, and will not permit any of its subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Investments or Restricted Payments (each as defined in the Senior Loan Agreement), other than any such Investments permitted by Section 9.05 of the Senior Loan Agreement and Restricted Payments permitted by Section 9.06 of the Senior Loan Agreement.

(i) During the period covered by the Forecast, Holdings will not, and will not permit any of its subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any material disbursements or other payments outside the ordinary course of business that are not contemplated by the Forecast.

(j) Holdings shall, upon satisfaction of any applicable holding period, take any and all such further action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Without limiting the generality of the foregoing, Holdings shall, at its sole cost and expense: (i) cause its legal counsel to issue any and all legal opinions and (ii) instruct its transfer agent to remove any restrictive legends and/or stop transfer orders, in each case as may be requested by the Holder, its brokers, or Holdings’ transfer agent to facilitate a sale, transfer, or other disposition of the Shares in compliance with Rule 144 or another available exemption.

(h) With a view to making available to the Holder the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit the Holder to sell the Shares to the public without registration, Holdings shall: (i) make and keep available adequate current public information, as those terms are understood and defined in Rule 144; (ii) file with the SEC in a timely manner all reports and other documents required of Holdings under the Securities Act and the Securities Exchange Act of 1934, as amended; and (iii) furnish to the Holder, promptly upon request, such information as may be reasonably requested to permit the Holder to sell such securities without registration.

6. Miscellaneous Provisions.

(b) Legal Fees. Except as otherwise noted herein, each Party will pay its own legal fees and costs with respect to this Agreement. In the event of any legal proceeding to enforce this Agreement, or any of its terms, the prevailing Party will recover its reasonable costs and attorneys’ fees and costs.

(c) Related Parties; Successors in Interest. This Agreement will be binding upon the Parties and each of them, and, as applicable, upon (i) their predecessors, successors, and heirs; (ii) their affiliates, subsidiaries, divisions, alter egos, and related entities; and (iii) their officers, directors, trustees, partners, parents, stockholders, employees, attorneys, assigns, agents and representatives, and any or all of them.

(d) No Admission. The Parties expressly agree that this Agreement is made in compromise of all actual or potential claims related to the Outstanding Notes and Debt Agreements, and with no admission as to fault or liability by any of them.

(e) Assignment. This Agreement, and any and all rights, duties, and obligations hereunder, will not be assigned, transferred, delegated or sublicensed by any Party without the prior written consent of the other Parties, provided that a Holder may assign its rights, duties, and obligations hereunder to a controlled affiliate. Any attempt by a Party without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement will be void.

(f) Advice of Counsel. Each Party represents that it has been represented, or has had the opportunity to be represented, by independent legal counsel of its own choice throughout all of the negotiations that preceded the execution of this Agreement and that it has executed this Agreement with the consent and upon the advice of such independent legal counsel, or that it has had the opportunity to seek such consent and advice. Each Party acknowledges that it has read this Agreement and assents to all the terms and conditions contained herein and that it has had the opportunity to have the same explained to it by its own counsel, who have answered any and all questions which have been asked of them, with regard to the meaning of any provision hereof.

(g) Entire Agreement. This Agreement contains the entire agreement and understanding of the Parties concerning the subject matter hereof, and supersedes and replaces all prior negotiations, proposed agreements, representations, and agreements. Each of the Parties acknowledges that it is not executing this Agreement in reliance on any promise, representation, or warranty not contained in this Agreement.

(h) Severability. If any provision of this Agreement is deemed to be invalid by reason of the operation of law, or by reason of interpretation by any administrative agency or any court, the Parties will negotiate an equitable adjustment in such provision in order to effect, to the maximum extent permitted by law, the purpose of this Agreement and the validity and enforceability of the remaining provisions, or portions or applications thereof, will not be affected thereby and will remain in full force and effect.

(i) Governing Law. This Agreement is governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the statutes, laws and decisions of the State of Delaware (without giving effect to Delaware conflict of laws principles). This Note may not be changed or amended orally but only by an instrument in writing signed by the party against whom enforcement of the change or amendment is sought.

(j) Construction; Counterparts; Signatures. The headings of sections herein are for convenience of reference only and will not affect the meaning and interpretation of this Agreement. This Agreement may be executed in any number of counterparts, each of which will be an original as against any Party who signs it, and all of which will constitute one and the same document. Signatures transmitted by email, facsimile, or other means of electronic communication will be deemed original signatures and will be binding as if they were original signatures.

(Signature Page Follows)

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

P3HG: P3 HEALTH GROUP, LLC By: /s/ Aric Coffman, M.D. Name: Aric Coffman, M.D. Title: Chief Executive Officer	HOLDINGS: P3 HEALTH PARTNERS INC. By: /s/ Aric Coffman, M.D. Name: Aric Coffman, M.D. Title: Chief Executive Officer